SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street Ocala, Florida		34474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 17, 2012, Nobility Homes, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) informing the Company that it has not regained compliance with NASDAQ Listing Rule 5250(c)(1) within the 180 day extension period previously granted by NASDAQ.

As previously reported, the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company has not filed its Form 10-Q reports for the periods ended August 6, 2011, February 4, 2012 and May 5, 2012 (the “Form 10-Qs”) and Form 10-K for the year ended November 5, 2011 (the “Form 10-K) with the Securities and Exchange Commission (the “SEC”). As a result, NASDAQ has advised that the Company’s securities will be delisted from the NASDAQ Global Market and trading in the Company’s common stock will be suspended on or before the opening of business on September 19, 2012 and a Form 25-NSE will be filed with the SEC which will remove the Company’s securities from listing and registration on the NASDAQ Stock Market.

After the Company’s common stock is delisted by NASDAQ, it may trade on the OTC Markets Group, Inc. (the “Pink Sheets’) or the OTC Bulletin Board (“OTCBB”). The Company’s common stock will be eligible for trading only on the Pink Sheets unless and until it is eligible for trading on the OTCBB. OTCBB trading may occur only if a market maker applies to quote the Company’s common stock; however, a potential market maker’s application to quote the Company’s common stock on the OTCBB will not be cleared until the Company is current in its reporting obligations under the Securities Act of 1934. There is no assurance that the Company will become current in its reporting obligations, that any market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible to trade on the OTCBB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

September 17, 2012	By:	/s/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer